Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Ria Carlson, +1 (714) 382-4400 ria.carlson@ingrammicro.com (media and investors)
Damon Wright, +1 (714) 382-5013 damon.wright@ingrammicro.com (investors)
Jo Bandy, +1 (714) 382-4115 jo.bandy@ingrammicro.com (media)

INGRAM MICRO NAMES ALAIN MONIÉ CHIEF EXECUTIVE OFFICER

Monié Succeeds Gregory Spierkel, Who is Stepping Down as CEO

SANTA ANA, Calif., Jan. 19, 2012 – Ingram Micro Inc. (NYSE: IM), the world’s largest technology distributor and supply-chain services provider, today announced the promotion of Alain Monié to chief executive officer, effective tomorrow. Monié, who will also retain his current title of president, succeeds Gregory M. Spierkel, who will remain at the company until April 15, 2012, to assist in the management transition.

Monié, 61, is currently the company’s president and chief operating officer. He joined Ingram Micro as executive vice president in January 2003 and was appointed president of the Asia-Pacific region a year later. He was promoted to president and chief operating officer of the corporation in August 2007 and resigned three years later to become chief executive officer of APRIL Management Pte., a multi-national industrial company based in Asia. On Nov. 1, 2011, Monié returned to Ingram Micro in his current role, re-assuming his prior responsibilities. Before Ingram Micro, Monié was the head of Latin American operations at Honeywell International and Asia-Pacific operations at Allied Signal Inc., where he led the company’s expansion into China and India. Monié has been a member of the board of directors of Amazon.com, Inc. since November 2008, and was recently elected to the board of Ingram Micro in November 2011.

“Ingram Micro has a solid strategy with a strong management team,” said Monié. “We will continue to execute this strategy. I look forward to leading the team toward delivering on our key initiatives, while providing best-in-class performance for our customers, vendors and shareholders.”

Spierkel added: “I’m confident the company is in capable and experienced hands. After serving as CEO for more than six years, it’s the right time to leave and spend more time with my family.” Spierkel joined Ingram Micro in 1997, serving as president of the Asia-Pacific and EMEA regions before his promotions to corporate president in March 2004 and CEO in June 2005.

Dale Laurance, chairman of the board, added: “Greg has ably steered the company through periods of both growth and challenge, and the board thanks him for his dedicated service. We are confident that Alain is uniquely positioned to guide the company. He is an outstanding and worldly leader, fluent in three languages with first-hand global business experience. He has proven to be a strong executive with good strategic thinking.”

The company also said that it expects its non-GAAP earnings for the fourth quarter ended Dec. 31, 2011, to exceed the average of analysts’ estimates of 55 cents in earnings per share, as reported by Thomson Reuters. “We finished the year with solid overall operating results, with revenue in-line with our expectations and profitability benefiting from favorable margins on hard disk drives driven by the global supply shortage,” Monié said. The quarter’s results are scheduled to be released on Feb. 9, 2012, and are subject to closing and audit procedures.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) we are dependent on a variety of information systems, which, if not properly functioning, or unavailable, could adversely disrupt our business and harm our reputation and earnings; (2) changes in macro-economic conditions may negatively impact a number of risk factors which, individually or in the aggregate, could adversely affect our results of operations, financial condition and cash flows; (3) we continually experience intense competition across all markets for our products and services; (4) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (5) our failure to adequately adapt to IT industry changes could negatively impact our future operating results; (6) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (7) we have made and expect to continue to make investments in new business strategies and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (8) substantial defaults by our customers or the loss of significant customers could have a negative impact on our business, results of operations, financial condition or liquidity; (9) changes in, or interpretations of, tax rules and regulations, changes in mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (10) changes in our credit rating or other market factors such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (11) failure to retain and recruit key personnel would harm our ability to meet key objectives; (12) we cannot predict with certainty what loss we might incur as a result of litigation matters and contingencies that we may be involved with from time to time; (13) we may incur material litigation, regulatory or operational costs or expenses, and may be frustrated in our marketing efforts, as a result of new environmental regulations or private intellectual property enforcement disputes; (14) we face a variety of risks in our reliance on third-party service companies, including shipping companies for the delivery of our products and outsourcing arrangements; (15) changes in accounting rules could adversely affect our future operating results; and (16) our quarterly results have fluctuated significantly.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro’s results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended Jan. 1, 2011; other risks or uncertainties may be detailed from time to time in Ingram Micro’s future SEC filings.

About Ingram Micro Inc.

As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics, technical and financial support, managed and cloud-based services, and product aggregation and distribution. The company is the only global broad-based IT distributor, serving more than 150 countries on six continents with the world’s most comprehensive portfolio of IT products and services. Visit www.ingrammicro.com.

© 2012 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

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